Exhibit 3.9

CERTIFICATE OF FORMATION

OF

GREEN RIVER PROCESSING, LLC

This Certificate of Formation, dated February 6, 2014, has been duly executed and is filed pursuant to Section 18-20 I of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

I. Name. The name of the limited liability company is: Green River Processing, LLC

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of

Formation as of the date first written above.

By:/s/ Richard J. Doleshek

Richard J. Doleshek

Authorized Person

Signature Page to Certificate of Formation of Green River Processing, LLC